EXHIBIT 8.1

Faegre Baker Daniels LLP

600 East 96th Street € Suite 600

Indianapolis € Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

June 8, 2012

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, Illinois 60446

Re: Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as tax counsel to Nanophase Technologies Corporation, a Delaware corporation (the “Company”), in connection with the anticipated issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, including the preparation and filing of the Registration Statement on Form S-1, File No. 333-181486, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion concerning certain of the federal income tax consequences relating to the offering of shares of the Company’s common stock pursuant to the distribution of the Rights as described in the Prospectus constituting part of the Registration Statement (the “Prospectus”). This opinion letter is based on various factual assumptions, including the facts set forth in the Registration Statement concerning the business of the Company and the terms of the rights offering.

In our capacity as tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, instruments and other relevant materials as we deemed necessary or appropriate for purposes of this opinion letter. We have not made an independent investigation or audit of the facts set forth in the above-referenced documents. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of all natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability to the rights offering, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations, it is our opinion that the statements in the Prospectus set forth under the caption “Material U.S. Federal Income Tax Consequences” are, subject to the limitations set forth therein, the material U.S. federal income tax consequences relevant to the rights offering to be conducted as specified in the Prospectus.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Prospectus relating to the rights offering may adversely affect the accuracy of the conclusions stated herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Faegre Baker Daniels LLP